UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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FOREST LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

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Forest Labs Key Considerations for Shareholders August 11, 2011 aZvSx Forest Laboratories, Inc.

Why You Should Support Forest’s Nominees Forest is performing well, outperforming the relevant indices in both the short and long term and developing one of the deepest and most promising pipelines in the industry Forest nominees will create a strong and independent Board of Directors - six out of ten nominees are new within last five years Forest’s incumbent directors have driven the Company’s operational success, bring critical skills, experience, and expertise to Board, and are free of conflicts Forest’s three new nominees all have strong executive experience, no prior relationships with Forest, and no conflicts • The proxy advisory services strongly support Forest ISS has recommended FOR ALL TEN of Forest’s nominees, concluding Icahn has failed to make a case for change Egan-Jones has recommended FOR ALL TEN of Forest’s nominees, concluding Icahn failed to show his nominees would benefit shareholders Glass Lewis rejected all but ONE of Icahn’s nominees

Track Record of Financial Performance(1) • Over the last 10 years, Forest has increased revenue at a compound annual growth rate of 12.1% - Commercial success has grown four products, CELEXA, LEXAPRO, BENICAR® and NAMENDA, to blockbuster status with over $lBn in sales • Over this same time period, our focus on leveraging our operating costs has generated a 16.5% compound annual growth rate in GAAP EPS Total Revenue GAAP EPS Fiscal Year End Fiscal Year End $MM $/ Share 5’00°l ^^4 390 40°l ^^^3.59 3,750 — ^^—¦*” 3.00 — ^^~^^ ^^*"^ 2,912 2.08 2,500 2.00 — ^^^M 1,574 ^^^^h 0.91 1,250 — 1 00 — ^^^^ 0 B 0.00— ¦02 ‘06 ‘11 ‘02 ‘06 ‘11 ^^M Sales ^^M GAAP EPS Note 1. For 10-year period ending FY’11

Delivering Shareholder Returns in Short & Long Term • We have outperformed the most relevant indices — the S&P 500 and the AMEX Pharmaceutical Index (DRG) — over both the short and long term Price Performance (1)(2) As of June 30, 2011 Forest S&P 500 DRG 1 Year 43.4% 28.1% 20.3% FRX Outperformance / 15.3% 23.1% (Underperformance) 3 Year 13.2% 3.2% 14.3% FRX Outperformance / 10.1% (1.0%) (Underperformance) 5 Year 1.7% 4.0% 0.6% FRX Outperformance / (2.3%) 1.1% (Underperformance) 20 Year 774.2% 255.8% NA FRX Outperformance / 518.4% NA (Underperformance) Notes 1 .The AMEX Pharmaceutical Index (DRG) was developed on July 31, 1991 2. Price performance does not include dividends ^^^^

Product Development Outperforming Industry

- Forest has received 7 New Molecular Entities approvals over the last ten years and 4 in the last five years - outperforming many of its largest rivals

NME + New BLA Approvals (1)(2)(3)(4)(5)

> *"FRX has proven its development capability over the last three years and its focus now returns to what it does best – commercial execution."*
> *(Corey Davis, Jefferies Research, 16-May-2011)*



16
12
8
4
0
7
4
16
9
12
10
9
2
8
2
7
2
5
2
4
2
2 2
0 0
Peer Last 10 yrs Median: 7
Peer Last 5 yrs Median: 2
FRX
NVS
GSK
MRK
PFE
LLY
AZN
SHP
CEPH
WCRX
Last 10 yrs
Last 5 yrs
Peer Last 10 yrs Median
Peer Last 5 yrs Median

Notes
1. Approvals granted to other licensor prior to in-licensing by peer company not included
2. Approvals granted to other companies prior to acquisitions by peer company not included (eg. Clinical Data's VIIBRYD, Wyeth's PRISTIQ)
3. Generics, new formulations, combinations, new indications and life-cycle extension approvals are not included (eg. ZETIA is included, but not VYTORIN)
4. Chiral enantiomer approvals (LEXAPRO and NUVIGIL) are included
5. Vaccine BLAs are included

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“Next Nine” Products Grow & Diversify Revenue

- New products will diversify Forest’s revenue mix significantly and allow a return to growth post the FY2012 Loss of Exclusivity of LEXAPRO
  - Top line sales growth goals of approximately 10% CAGR (’13-’17); adjusted EPS growth goals of approximately 30% CAGR (’13-’17) (1)
- FY2016 Revenue expected to be greater than FY2011 Revenue (2)

FY2011 Revenue by Product



LEXAPRO
NAMENDA
Other
BYSTOLIC
SAVELLA

FY2016E Revenue By Product



LEXAPRO
NAMENDA
cariprazine
BYSTOLIC
SAVELLA
TEFLARO
VIIBRYD
DALIRESP
aclidinium
linaclotide
levomilnacipran
Other / Pipeline

“Best late stage pipeline in all biopharma – 5 drugs launch in next 2 years all with composition of matter patents. Will drive >30% EPS growth post F2013 trough.” (Corey Davis, Jefferies Research, 16-May-2011)

(1) Assumes receipt of expected product approvals and successful launch of the "Next Nine" products. Please see "Important Additional Information--Forward Looking Information" on slide 15.
(2) See above.

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Highly Qualified Board with Strong Track Record Over the last 10 years, the Company’s incumbent directors have guided Forest as revenues and earnings per share have increased at compound annual growth rates of 12.1% and 16.5% respectively Our slate represents an appropriate balance of new perspectives — including five new independent directors in the last five years — and board members who have helped build value and execute the Company’s strategy over the longer term Forest added two new independent directors to its Board in 2006 and 2009, respectively: Dr. Nesli J. Basgoz, Associate Chief for Clinical Affairs, Division of Infectious Diseases at Massachusetts General Hospital Dr. Peter J. Zimetbaum, a Director of Clinical Cardiology at Beth Israel Deaconess Medical Center and an Associate Professor of Medicine at Harvard Medical School They join another independent medical expert Dr. Lester Salans, Clinical Professor and member of the Clinical Attending Staff of Internal Medicine at the Mount Sinai Medical School and a former Director of the National Institutes of Arthritis, Diabetes, Digestive and Kidney Diseases of the National Institutes of Health Incumbent director Dan L. Goldwasser also brings important expertise in corporate governance and legal and accounting matters, having served for several years on the Auditing Standards Board of the American Institute of Certified Public Accountants and as Chairman of the American Bar Association’s Business Law Section’s Committee on Law and Accounting

Strong, New Independent Board Nominees Chris Coughlin, 59, most recently served as Executive Vice President and Chief Financial Officer of Tyco International from 2005 to 2010. Previously, Mr. Coughlin was Chief Financial Officer of Pharmacia Corporation from 1998 until its acquisition by Pfizer in 2003. Mr. Coughlin is currently serving as the lead independent director on the board of Dun & Bradstreet, where he is a member of the Audit Committee and the Compensation and Benefits Committee. He also serves on the board of Covidien pic, where he is the chair of their Compliance Committee. Gerald Lieberman, 64, most recently served as the President and Chief Operating Officer of AllianceBernstein from 2004 to 2009, where he oversaw several critical functions for the Company, including finance, global risk management, technology, operations, human resources, investor and public relations. In addition, he was instrumental in developing the AllianceBernstein’s global integrated platform and enhancing its corporate governance and financial transparency. Prior to joining Alliance Bernstein in 1998, Mr. Lieberman held a number of positions at Fidelity Investments from 1993 to 1998, including Chief Financial Officer and Chief of Administration. Mr. Lieberman is currently serving as a director at Computershare. Brent Saunders, 41, has been the Chief Executive Officer of Bausch + Lomb and a board director since March 2010. Prior to Bausch + Lomb, Mr. Saunders served as a senior executive with Schering-Plough from 2003 to 2010, most recently as President of Global Consumer Health Care. He also served as Head of Integration for both Schering-Plough’s merger with Merck & Co. and for its $16 billion acquisition of Organon BioSciences. Before joining Schering-Plough, Mr. Saunders was a Partner and Head of the Compliance Business Advisory Group at PricewaterhouseCoopers from 2000 to 2003. In addition to the Bausch + Lomb board, he also serves on the boards of ElectroCore and the Overlook Hospital Foundation. ^^^

Icahn’s Nominees Should be Rejected Richard Mulligan and Eric Ende have no previous corporate operating or management experience and have no expertise in compliance or governance. During Richard Mulligan’s six years of combined service as a director of ImClone, Biogen Idee and Enzon, none of these companies had a new product approved in the U.S. During Alex Denner’s involvement with ImClone, Biogen Idee, Amylin and Enzon, none of these companies had a new product approved in the U.S. Denner also was tasked with finding a new CEO for Enzon and has failed for a year and a half to find a permanent replacement. Lucian Bebchuk has no pharmaceutical or operating experience, and his limited public company board experience is less than five months on the board of Norilsk Nickel, a Russian mining company. None of Icahn’s four nominees have been on the board of any company when it has received a New Chemical Entity (NCE) or Biological License Application (BLA) approval.

We Believe Denner and Mulligan Are Conflicted Icahn doesn’t challenge the fact that Biogen Idee and Amylin compete with Forest for new product licensing and acquisition opportunities in important and overlapping therapeutic areas Icahn’s argument that Biogen Idee and Amylin do not currently market products that compete with Forest’s misses the point — like Biogen Idee and Amylin, Forest is currently looking for new opportunities to grow and manage patent expirations In the last two years alone, Forest has evaluated 215 potential products in areas where Biogen Idee and Amylin are actively searching for new business opportunities, including: Neurology (94) — including 14 Multiple Sclerosis products directly competitive with Biogen Idec’s Avonex and Tysabri - Acute Care (60) — including 17 Cardiovascular and 27 Infectious Disease products Diabetes (56) — including 8 GLP-1 based products directly competitive with Amylin’s Byetta and Bydureon - Obesity (5) B

Leading Proxy Advisory Firms Support ALL Forest Nominees • ISS and Egan-Jones recommend shareholders vote FOR ALL TEN of Forest’s director nominees: “Because the dissident has not demonstrated a compelling case that change at the board level is needed, we have not recommended shareholders vote for any of the dissident nominees.” (ISS Proxy Report, August 10, 2011, Page 24) “Based on the company’s pipeline, its demonstrable success in bringing newer products to market and shepherding others through regulatory approval, and analysts’ assessment of and financial projections for those replacement products, however, we find little evidence to support the dissidents’ contention that the board has made major strategic missteps in planning for the upcoming patent cliffs.” (ISS Proxy Report, August 10, 2011, Page 5) ”...[Management has clearly taken action to offset the looming Lexapro and Namenda patent cliffs through the launch of five new products since 2008, and the planned launch of four additional products in over the next several years.” (ISS Proxy Report, August 10, 2011, Page 4) “Our belief that the dissidents’ plans and ideas as so far described will not improve the Company’s shareholder value.” (Egan-Jones Proxy Report, July 28, 2011, page 6) “We are not convinced that election of the dissidents’ slate of nominees to the Company’s board of directors would work to the benefit of shareholders.” (Egan-Jones Proxy Report, July 28, 2011, page 6) “We note the presence of key Board committees namely Audit, Compensation and Nominating committees, comprised solely of Independent outside directors.” (Egan-Jones Proxy Report, July 28, 2011, page 6)

Glass Lewis Rejects All But One of Icahn’s Nominees Glass Lewis recommends shareholders reject three of Icahn’s four nominees, thereby supporting nine of the Company’s ten nominees Forest respectfully disagrees with Glass Lewis’s support of Icahn-nominee Richard Mulligan. In supporting Mulligan, Glass Lewis: Ignores what we believe is Mulligan’s obvious conflict: his simultaneous service on the Board of Biogen Idee, a company with which Forest competes for product opportunities Ignores that Mulligan has been on the Executive Committee of Enzon since February of 2010, during which time the company has failed to appoint a new CEO Bases its analysis on inconsistent peer groups and arbitrary time frames that are not appropriate benchmarks for Forest Fails to appreciate that Forest’s DOJ settlement was one of the industry’s smallest and that the HHS- OIG potential exclusion matter has now been dropped Fails to consider the fact that Forest’s three new, independent nominees are all highly qualified financial experts and would be excellent additions to the Board’s audit and other committees Downplays the importance of Forest’s history of successfully managing through loss of exclusivity cycles and progress in developing “next nine” products

Research Analysts Respect Forest’s Accomplishments Corey Davis, Jefferies Research, 5/16/11: “Best late stage pipeline in all biopharma — 5 drugs launch in next 2 years all with composition of matter patents. Will drive >30% EPS growth post F2013 trough.” Ian Sanderson, Cowen Research, 10/18/10: “We believe Forest now boasts the deepest late-stage new drug pipeline in the specialty Pharmaceuticals sector.” Chris Schott, JPMorgan Research, 6/3/11: “Following the approval of DAURESP and the acquisition of VIIBRYD earlier this year, and ahead of FDA filings for linaclotide and aclidinium, as well as several additional pipeline catalysts later this year, Forest is actively transitioning beyond the legacy of LEXAPRO and NAMENDA franchises.” Catherine Arnold, Credit Suisse Research, 6/28/11: “A little bit goes a long way in the FRX P&L, the slightest increase in sales, prompts a dramatic rise in EPS...Meaningful increases in commercial investments are not needed beyond base costs, allowing for more positive contribution as sales rise.” John Boris, Citi Research, 7/6/10: “The research organization is leveraged through its ability and capacity to conduct multiple rigorous clinical trials across a wide range of therapeutic areas, covering central nervous system, cardiovascular, gastro intestinal, anti-infective, respiratory, rheumatology and endocrinology.” AnnabelSamimy, StifelNicolaus, 4/19/11: “With five recent product approvals (BYSTOLIC, SAVELLA, TEFLARO, DAURESP and VIIBRYD) from five different FDA divisions, along with two NDAs (aclidinium, linaclotide) for CY2011 and potentially two more for CY2012 (levomilnacipran, cariprazine), Forest’s tuck-in licensing and acquisition activity over the past six years to replace LEXAPRO (CY2012) and NAMENDA (CY2015) is now beginning to materialize.” Damien Conover, Morningstar Equity Research, 7/25/11: “Forest has a more than 30-year record of creating shareholder value, largely through licensing drugs. Given this, we have confidence that the company will invest its cash wisely. The company has committed to investing with a long-term view rather than appeasing impatient investors by chasing high-priced deals that could boost short-term results but fail to create long-term value for shareholders.” ^^^^

Vote the White Proxy Card Today. Reject Icahn’s Nominees! aZvSx Forest Laboratories, Inc.

Important Additional Information Forward Looking Information Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, changes in laws and regulations affecting the healthcare industry and the risk factors listed from time to time in Forest Laboratories’ Annual Reports on Form 10-K (including the Annual Report on form 10-K for the fiscal year ended March 31, 2011), Quarterly Reports on Form 10-Q, and any subsequent SEC filings. Important Additional Information Forest Laboratories, its directors, director nominees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2011 Annual Meeting. On July 18, 2011, Forest Laboratories filed its definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Forest shareholders. FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Appendix B thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022. This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been obtained to use the material as proxy soliciting material.

Important Additional Information Disclaimer re: Exclusivity Loss Management The Company’s successful management of the CELEXA loss of exclusivity does not guarantee successful management of future loss of exclusivity cycles (such as with respect to LEXAPRO and NAMENDA) or ability to replicate such results under current or future conditions. Use of Non-GAAP Financial Information Non-GAAP earnings per share information adjusted to exclude certain costs, expenses and other specified items as summarized in the table below. This information is intended to enhance an investor’s overall understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for earnings per share prepared in accordance with GAAP. FOREST LABORATORIES, INC. AND SUBSIDIARIES SUPPLEMENTAL FINANCIAL INFORMATION Reported earnings per share: $0.90 $0.39 Specified items, per share, net of tax: DOJ investigations 0.39 Licensing payment to TransTech for glucose-lowering agents 0.17 Licensing payment to Blue Ash for azimilide 0.14 Adjusted Non-GAAP earnings per share: $1.04 $0.95 ^^m